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EXHIBIT 1A-2B

BYLAWS

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BYLAWS OF

ARMED FORCES BREWING COMPANY, INC.

(A DELAWARE CORPORATION)

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ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be 8 The Green, Suite A, Dover, DE 19901.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 1. Corporate Seal. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the corporation by any authorized officer or officers shall be as effectual and binding on the corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board of Directors may give general authority to any officer to affix the seal of the corporation and to attest the affixing by signature.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 1. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 2.   Annual Meeting.

(a)The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 2(b). Holders of the corporation’s Class B Common Stock and Class C Common Stock do not have the right to participate in any meeting of shareholders or to have notice of those meetings, unless otherwise required by Delaware law.

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(b)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 2(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2(b). To be timely, a stockholder’s notice shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c)Only such persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Section 3.   Special Meetings.

(a)Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer of Business Operations, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously

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authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b)If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 4 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 5. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative

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vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 6. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7.    Voting Rights.   For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Article VII, Section 3 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. Holders of the corporation’s Class A Common Stock are entitled to one vote on each matter submitted to a vote at a meeting of shareholders; and except as required by Delaware law or otherwise specified in the corporation’s charter, holders of the corporation’s Class B Common Stock and Class C Common Stock have no voting rights.

Section 8. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than

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one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary of the corporation shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of subsection (c) shall be a majority or even split in interest.

Section 9. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 10. Action Without Meeting.

(a)Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

(c)Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section

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shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d)An e-mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such e-mail or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the e- mail or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such e-mail or electronic transmission. The date on which such e-mail or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by e-mail or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by e-mail or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 11. Organization.

(a)At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman of the Board of Directors has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants

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and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 1. Number and Term of Office. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient. The initial number of directors of the corporation shall be six (6) and the initial Board of Directors shall be Amit Rupani, Jason Bailey, Alan Beal, Robert Rupprecht, Jeff Jennings and Robert O’Neill. Alan Beal shall be the initial Chairman of the Board.

Section 2. Powers. The powers of the corporation shall be exercised, its business conducted, andits property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation. All votes on all matters by the Board of Directors shall pass and become binding upon the corporation based on a simple majority (the affirmative vote or written consent more than 50% of all Board members) of votes of all members of the Board. The Board’s duties shall include, but are not limited to, except as otherwise expressly provided herein, or as delegated to the Chief Executive Officer:

(a)To do such acts and incur such expenses on behalf of the corporation as may be necessary or advisable in connection with the conduct of the corporation affairs, specifically including doing acts and incurring expenses necessary to (i) acquire any properties necessary or appropriate for the conduct of the corporation's business, including borrowing money for the acquisition of such properties (subject to the terms hereof) and executing mortgages and/or deeds of trust in connection therewith and (ii) do such other acts and incur such costs and expenses as are consistent with the purposes of the corporation;

(b)To engage such agents, attorneys, accountants, custodians and other advisers and consultants as may be necessary or advisable for the affairs of the corporation, including the execution of employment agreements with key employees of the corporation;

(c)To receive, buy, sell, exchange, trade, encumber, pledge, hypothecate and otherwise deal in and with securities and other property of the corporation;

(d)To open, conduct and close cash accounts with brokers on behalf of the corporation and to pay the customary fees and charges applicable to transactions in all such accounts;

(e)To open, maintain and close bank accounts and custodial accounts for the corporation and to draw checks and other orders for the payment ofmoney;

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(f)To file on behalf of the corporation, all required local, state and federal tax returns and other documents relating to the corporation, and if in the best interests of the corporation, cause the corporation to make or revoke if permissible, any of the elections referred to in the Internal Revenue Code or any similar provisions enacted in lieu thereof, or make or revoke other elections permitted by the Internal Revenue Code;

(g)To cause the corporation to purchase or bear the cost of any insurance covering the potential liabilities of any person indemnified under these Bylaws or otherwise;

(h)To commence or defend litigation that pertains to the corporation or any corporation assets, provided that the corporation shall not bear the expenses of any litigation which arose as a result of the bad faith, gross negligence or willful misconduct of any party indemnified under this Agreement;

(i)To prepare and file on behalf of the corporation any statement, report, return or document required by any state or federal agency or other governmental agency;

(j)Subject to the other provisions of these Bylaws, to enter into, make and perform such contracts, agreements and other undertakings, and to do such other acts, as the directors may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings and transactions with any officer, director, shareholder or with any other person, firm or corporation having any business, financial or other relationship with the corporation; provided, however, such transactions with such persons and entities shall be on terms no less favorable to the corporation than are generally afforded to unrelated third parties in comparable transactions;

(k)To sign or endorse in its own capacity on behalf of the corporation any contracts, deeds, mortgages, deeds of trust, notes, stock or other security certificates or other documents or instruments;

(l)To respond or cause a response to be made as soon as practicable to all inquiries received from shareholders concerning the operations and affairs of the corporation and supervise and coordinate all communications between the corporation and the shareholders;

(m)To reimburse any shareholder, affiliate or related person for any reasonable cost or expense incurred on behalf of the corporation in a manner authorized by these Bylaws; and

(n)To borrow from any shareholder, bank or other lending institution in such amounts and upon such terms and condition as the directors shall determine to be in the best interests of the corporation, and to provide as security for the repayment of such borrowing, the property of the corporation and to execute such security instruments and deeds of trusts as the directors shall determine to be in the best interests of the corporation.

Section 3. Term of Directors. Subject to the rights of the holders of any series of stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly

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elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 5. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of stock, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 6. Removal. Subject to any limitations imposed by applicable law, and unless otherwise provided in the Certificate of Incorporation and subject to the rights of the holders of any series of stock, the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of a majority of the voting power of all then- outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

Section 7.   Meetings

(a)Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice- messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

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(b)Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the President or any director.

(c)Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8.Quorum and Voting.

(a)Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or

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transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 11.Committees.

(a)      Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to

(i)approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

(b)Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)Term. The Board of Directors, subject to any requirements of any outstanding series of stock and the provisions of subsections (a) or (b) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 11 shall be

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held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 12. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman of the Board of Directors has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 1. Officers Designated. The officers of the corporation may include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Chief Brewery Officer, the Treasurer and the Controller. All officers, other than the Chief Executive Officer, shall be appointed by the Chief Executive Officer. The Chief Executive Officer shall be appointed by Board of Directors. The Board of Directors may remove the Chief Executive Officer by majority vote at a meeting of the Board of Directors called for such purpose. The Chief Executive Officer will have the sole power and discretion to appoint and remove any and all other officers in the corporation provided that, prior to removal of any officer, the Chief Executive Officer will notify all members of the Board of Directors prior to said appointment or removal.

The Chief Executive Officer may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Chief Executive Officer may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Chief Executive Officer.

(a)The initial Chief Executive Officer and President shall be Alan Beal.

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(b)The initial Chief Brewery Officer of the corporation shall be Robert Rupprecht.

(c)The initial Chief Operating Officer of the corporation shall be Jeff Jennings.

Section 2. Tenure and Duties of Officers.

(a)General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly appointed and qualified, unless sooner removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Chief Executive Officer.

(b)Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 2.

(c)Duties of President and Chief Executive Officer. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless another officer has been elected Chief Executive Officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and other officers of the corporation. If a Chief Executive Officer of the corporation has been appointed, the Chief Executive Officer shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and other officers of the corporation. The President, or if one is appointed, the Chief Executive Officer, shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Chief Executive Officer shall designate from time to time.

(e)Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Chief Executive Officer shall designate from time to time. The President

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or Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Chief Executive Officer or the President shall designate from time to time.

(f)Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Chief Executive Officer shall designate from time to time. The Chief Executive Officer or President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer or the President shall designate from time to time.

(g)Duties of Chief Brewery Officer and Chief Operating Officer. The Chief Brewery Officer and Chief Operating Officer shall be assigned duties and responsibilities by the Chief Executive Officer.

Section 4. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the Chief Executive Officer or President or Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 6. Removal. Any officer may be removed from office at any time, either with or without cause, by the Chief Executive Officer or by any committee or superior officers upon whom such power of removal may have been conferred by the Chief Executive Officer

Section 7. Limitation. The Chief Executive Officer and the Board of Directors shall have no authority to:

(a)Do any act in contravention of the Articles of Incorporation, the Bylaws or Delaware law;

(b)Do any act which would make it impossible to carry on the ordinary business of the corporation;

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(c)Possess corporation property, or assign, transfer or pledge the rights of the corporation in specific corporation property for other than a corporation purpose or the benefit of the corporation, or commingle the funds of the corporation with the funds of any other person; or

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 1. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 2. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES AND CLASSES OF STOCK

Section 1.       Uncertificated Shares. Ownership of shares of the corporation’s capital stock shall be uncertificated.

Section 2.Transfers.

(a)Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer

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of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 3.Fixing Record Dates.

(a)In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is

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fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5. Classes of Stock. The corporation shall initially have three (3) classes of stock, Class A Common Stock, Class B Common Stock and Class C Common Stock. With the exception of voting rights as set out in this section, and any other rights or preferences set out in these Bylaws, the rights of each class of stock shall be equal and the same as to all matters not specifically set out herein. The corporation may, in the discretion of the Board of Directors and subject to the restrictions and requirements contained here, authorize the issuance of and sell additional classes of stock, and of additional shares of stock including preferred classes, if, in the discretion of such directors, it is necessary or advisable for the corporation to raise additional capital or for other business purposes. Under no circumstance shall the issuance of additional classes of stock or shares of stock dilute the interests of any class of stock disproportionately to any other class.

(a)Class A Common Stock. Holders of Class A Common Stock shall be entitled by virtue of such ownership, to vote on corporation decisions unless specifically set forth herein. In all instances where holders of Class A Common Stock are entitled to vote on any matter, they shall be entitled to one vote for each share of Class A Common Stock held.

(b)Class B Common Stock. Holders of Class B Common Stock shall not, except for matters specifically provided for under Delaware law, be entitled by virtue of such ownership, to vote on corporation decisions unless specifically set forth herein. In the rare instances where holders of Class B Common Stock are entitled to vote on any matter, they shall be entitled to one vote for each share of Class B Common Stock held.

(c)Class C Common Stock. Holders of Class C Common Stock shall not, except for matters specifically provided for under Delaware law, be entitled by virtue of such ownership, to vote on corporation decisions unless specifically set forth herein. In the rare instances where holders of Class C Common Stock are entitled to vote on any matter, they shall be entitled to one vote for each share of Class C Common Stock held.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 1. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than shares of the corporation’s capital stock (covered in Article VII), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be

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signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature or the electronic signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile or electronic signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 1. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors. The initial fiscal year of the corporation shall end as of December 31, 2020 and thereafter as of each subsequent December 31st of the following years, subject to amendment by the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 1.    Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a)Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual

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contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law,

(ii)the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification isrequired to be made under subsection (d).

(b)Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c)Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article XI or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to subsection (e) of this Bylaw, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a

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contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(e)Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f)Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h)Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Article XI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under applicable

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law.

(j)Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(1)The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2)The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3)The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employee or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4)References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5)References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE XII

NOTICES

Section 1. Notices.

(a)Notice to Stockholders. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for

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purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, or by electronic mail or other electronic means.

(b)Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a). If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall be deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 1. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of

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any class or series of stock of the corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then- outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

ARTICLE XIV

RIGHT OF FIRST REFUSAL

Section 1. Right of First Refusal. No holder of common stock of the corporation (a “Common Holder”) shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the corporation (“Common Stock”) or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Bylaw:

(a)If the Common Holder desires to sell or otherwise transfer any of his or her shares of Common Stock, then the Common Holder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(b)For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Article XIV, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or a lesser portion of the shares, it shall give written notice to the transferring Common Holder of its election and settlement for said shares shall be made as provided below in paragraph (d).

(c)The corporation may assign its rights hereunder.

(d)In the event the corporation elects to acquire any of the shares of Common Stock of the transferring Common Holder as specified in said transferring Common Holder’s notice, the Secretary of the corporation shall so notify the transferring Common Holder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation (or the assignees, in the case of an assignment) receives said transferring Common Holder’s notice; provided that if the terms of payment set forth in said transferring Common Holder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said transferring Common Holder’s notice.

(e)In the event the corporation does not elect to acquire all of the shares specified in the transferring Common Holder’s notice, said transferring Common Holder may, within the sixty- day period following the expiration of the option rights granted to the corporation herein, transfer

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the shares specified in said transferring Common Holder’s notice which were not acquired by the corporation as specified in said transferring Common Holder’s notice. All shares so sold by said transferring Common Holder shall continue to be subject to the provisions of these Bylaws in the same manner as before said transfer.

(f)Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Bylaw:

(1)A Common Holder’s transfer of any or all shares held either during such Common Holder’s lifetime or on death by will or intestacy to such Common Holder’s immediate family or to any custodian or trustee for the account of such Common Holder or such Common Holder’s immediate family or to any limited partnership of which the Common Holder, members of such Common Holder’s immediate family or any trust for the account of such Common Holder or such Common Holder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Common Holder making such transfer.

(2)A Common Holder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

(3)A Common Holder’s transfer of any or all of such Common Holder’s shares to the corporation or to any other stockholder of the corporation.

(4)A corporate Common Holder’s transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate Common Holder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate Common Holder.

(5)A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(6)A transfer by a stockholder that is a limited or general partnership to any or all of its partners or former partners.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Bylaw, and there shall be no further transfer of such stock except in accordance with this Bylaw.

(g)The provisions of this Bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This Bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

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(h)Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Bylaw are strictly observed and followed.

(i)The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(1)Upon the date that any restricted securities of the corporation issued under a Regulation D exemption (“Restricted Securities”) are listed on any national exchange, alternate trading system or other marketplace providing liquidity for such Restricted Securities, subject to the Board of Directors’ declaration of waiver of such rights prior to such date; or

(2)Upon the date that any securities of the corporation, other than Restricted Securities, are first offered to the public pursuant to a registration statement filed with and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the date that any securities of the corporation, other than Restricted Securities, are first offered to the public pursuant to a Regulation A exemption from registration. Any document representing shares of Common Stock of the corporation shall, or any electronic record of the shares of Common Stock of the corporation, shall bear the following legend so long as the foregoing right of first refusal remains in effect:

“THESE SHARES ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

ARTICLE XV

DRAG ALONG RIGHTS

Section 1. Right to Sell Corporation. The holder or holders of at least a majority of the outstanding Class A Common Stock (the “Drag-Along Seller”) have the right to seek and approve a Drag- Along Sale of the corporation. If at any time, the Drag-Along Seller receives a bona fide offer from an Independent Purchaser for a Drag-Along Sale, the Drag-Along Seller shall have the right to require that each other shareholder participate in the sale in the manner provided in this Article XV, Section 1; provided, however, that no shareholder is required to transfer or sell any of its shares if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ National Market.

Every shareholder shall promptly deliver to the Board of Directors a written notice of any offer or indication of interest for a Drag-Along Sale that it receives from a third party, whether the offer or indication of interest is formal or informal, binding or non-binding, or submitted orally or in writing, and a copy of the offer or indication of interest, if it is in writing. The foregoing written notice must state the name and address of the prospective acquiring party and, if the offer or indication of interest is not in writing, describe the principal terms and conditions of the proposed Drag-Along Sale.

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Notwithstanding any provision of these Bylaws to the contrary, the provisions of Article XIV (Right of First Refusal) do not apply to any transfers made pursuant to this Article XV, Section 1.

(a)Sale Notice. If the Drag-Along Seller approves a Drag-Along Sale (an “Approved Sale”), the Drag-Along Seller shall deliver a written notice (a “Drag-Along Notice”) to the corporation and each shareholder no more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Approved Sale and, in any event, no later than 20 days before the closing date of the Approved Sale. The Drag-Along Notice must include a copy of this Article XV, Section 1 and shall describe in reasonable detail:

(i)the name of the Independent Purchaser to whom the shares or assets are proposed to be sold;

(ii)the proposed date, time, and location of the closing of the Approved Sale;

(iii)the per share purchase price and the other material terms and conditions of the Approved Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation of that consideration; and

(iv)a copy of any form of agreement executed or proposed to be executed in connection the Approved Sale.

(b)Drag-Along Sale Obligations. From and after the effective date of a Drag-Along Notice, the corporation, the Board, and every shareholder shall do the following:

(i)cooperate in good faith to authorize and consummate the Approved Sale;

(ii)Take all reasonably necessary actions that are requested by the Board or the Drag-Along Seller in connection with the consummation of the Approved Sale;

(iii)If the Approved Sale requires the vote or approval of shareholders or any class of shareholders, each shareholder who is entitled to approve or vote on the Approved Sale shall approve, vote in favor of, give its consent to, raise no objection against, and refrain from exercising any appraisal or dissenters’ rights with respect to, the Approved Sale;

(iv)Execute and deliver (or cause to be executed and delivered) any acquisition agreement and other transaction documentation requested by the Board or the Drag-Along Seller to consummate the Approved Sale, so long as the acquisition agreement and other transaction documentation are on the same economic terms and conditions with respect to all the holders of common stock of the corporation and comply with any applicable terms of any preferred stock that is outstanding, with respect to the preferred stock;

(v)If the Approved Sale will constitute a sale of shares, each shareholder shall (A) agree to sell all its shares (and any other securities of the corporation) that are to be sold, exchanged, or otherwise transferred in the Approved Sale at the price and on the same economic terms and conditions as those shares (and any other securities of the corporation) will be sold by

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the Drag-Along Seller or, if the Drag-Along Seller does not own any shares of a particular class, on the terms and conditions approved by the Drag- Along Seller (so long as those terms and conditions comply with the terms of the class of stock), and (B) deliver to the purchaser at the closing of the Approved Sale any and every certificate (if any) representing any of the shares that will be sold, exchanged, or otherwise transferred in the Approved Sale, together with one or more duly completed and executed letters of transmittal, transfer powers, assignments, or other applicable instruments of transfer in form and substance identical to those executed and delivered by the Drag-Along Seller in connection with the closing of the Approved Sale; and

(vi)Take all reasonably necessary actions that are requested by the Board or the Drag-Along Seller to accomplish the distribution of the aggregate consideration received from the Approved Sale.

Additionally, each shareholder holding stock that is convertible into common stock shall convert that stock into shares of common stock immediately before the Approved Sale.

Without limiting the generality of the foregoing provisions of this Article XV, Section 1(b), and for avoidance of doubt, each holder of outstanding Class A Common Stock shall join with the Drag-Along Seller on a joint or several basis in making all covenants, representations, and warranties of shareholders provided in the acquisition agreement for the Approved Sale and on a pro rata basis with respect to any escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment provided in the acquisition agreement or other transaction documentation, provided that the holders of the Class A Common Stock agree in the acquisition agreement, other transaction documentation, or a separate agreement to indemnify each other to the extent any holder of Class A Common Stock is held responsible for more than its pro rata share of any indemnity claim with respect to the Approved Sale. Each Class A Common Stock holder’s pro rata share of any escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment provided in the acquisition agreement or other transaction documentation for the Approved Sale will based on the amount by which the shareholder’s share of the aggregate proceeds paid with respect to its shares would have been increased or reduced (as applicable), if the aggregate proceeds available for distribution to the shareholders from the Approved Sale had been increased or reduced (as applicable) by the total amount of the escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment.

(c)Waiver and Limitation of Rights. Nothing in this Article XV, Section 1 should be construed to grant to any shareholder any appraisal or dissenters’ rights with respect to an Approved Sale or give any shareholder a right to vote in any transaction for which the shareholder does not otherwise have any voting rights. To the extent lawful, every shareholder waives any and all such rights under Delaware Law and any other appraisal rights, dissenters’ rights, or similar rights arising in connection with an Approved Sale and grant to the Drag-Along Seller the sole right to approve or consent to a Drag-Along Sale, without the approval or consent of any other shareholders.

(d)Approved Sale Consideration. The consideration to be received by a shareholder who owns any Class B Common Stock shall be the same form and amount of consideration per share of Class B Common Stock to be received by the Drag-Along Seller for its Class A Common

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Stock (or, if the Drag-Along Seller is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of the sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Drag-Along Seller sells its Class B Common Stock.

With respect to an Approved Sale that is structured as a sale of all or substantially all the assets of the corporation, each shareholder of the corporation shall receive its share of the sale proceeds in accordance with the provisions of the Articles, these Bylaws, and applicable law. If the Approved Sale is structured as a sale of shares, each shareholder will receive the consideration for its shares that is set forth in the acquisition agreement for the Approved Sale. Nothing in this Agreement prohibits a shareholder, or any member, partner, employee, or shareholder of a shareholder, from receiving either (i) additional ordinary and customary consideration for entering into restrictive covenants or bona fide employment agreements or similar arrangements in favor of the acquired party or any of its affiliates, or (ii) the right to make a debt or equity investment in the acquired party or any of its affiliates (whether directly or through retention or contribution of a portion of the shareholder’s shares).

(e)Delivery of Certificates. Each shareholder who holds uncertificated shares of the corporation authorizes the Secretary of the corporation to transfer its shares on the books of the corporation in connection with an Approved Sale and shall execute all documentation required by the corporation with respect to that transfer. If a shareholder fails to deliver to the acquiring party at the closing of an Approved Sale a certificate for shares that are represented by a certificate and the related instruments of transfer, as required by this Article XV, Section 1, or, in lieu of any certificate that has been lost, stolen, or destroyed, an affidavit (and indemnification agreement) in form and substance acceptable to the Board that attests to the loss, theft, or destruction of the certificate, the shareholder: (i) will not be entitled to receive its share of the consideration from the Approved Sale with respect each share that is represented by the lost, stolen, or destroyed certificate, until the shareholder cures the failure (provided that no interest will be payable on the withheld consideration pending the shareholder’s cure of the failure, and the withheld consideration will be subject to reduction to reimburse the corporation for any costs and expenses reasonably incurred by the corporation in connection with the failure and subsequent cure), (ii) will cease to be a shareholder of the corporation or to have any voting rights (if it had any voting rights) as a shareholder after the closing of the Approved Sale, (iii) will not be entitled to any distributions declared or made after the Approved Sale with respect to shares held by the shareholder, until the shareholder cures the failure, (iv) will have no other rights or privileges granted to shareholders under these Bylaws, and (v) in the event of liquidation of the corporation, the shareholder’s rights with respect to the withheld consideration will be subordinate to the rights of any other shareholder.

(f)Plan Assets. Any shareholder whose assets constitute assets of one or more employee benefit plans (an “ERISA Shareholder”) and are subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), shall not be obligated to sell to any person to whom the sale of shares would constitute a non-exempt “prohibited transaction” within the meaning of ERISA or the Internal Revenue Code of 1986, as amended from time to time; provided, however, that if so requested by the Drag-Along Seller: (i) the ERISA Shareholder has taken commercially reasonable efforts to (x) structure the sale of shares so as not to constitute

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a non-exempt “prohibited transaction” or (y) obtain a ruling from the Department of Labor to the effect that the sale (as originally proposed or as restructured pursuant to clause (i)(x)) does not constitute a non-exempt “prohibited transaction,” and (ii) the ERISA Shareholder shall have delivered an opinion of counsel (which opinion and counsel are reasonably satisfactory to the Drag-Along Seller) to the effect that the sale (as originally proposed or as restructured pursuant to clause (i)(x)) would constitute a non-exempt “prohibited transaction.”

(g)Expenses. The fees and expenses of the Drag-Along Seller incurred in connection with a Drag-Along Sale and for the benefit of all shareholders (it being understood that costs incurred by or on behalf of a Drag-Along Seller for its sole benefit will not be considered to be for the benefit of all shareholders), to the extent not paid or reimbursed by the corporation or the Independent Purchaser, shall be shared by all the shareholders on a pro rata basis, based on the consideration received by each shareholder; provided, that no shareholder shall be obligated to make any out-of-pocket expenditure before the consummation of the Drag-Along Sale.

Section 2. Defined Terms. For purposes of this Article XV, the following terms are defined as follows:

(i)“Affiliate” means, with respect to any person, (A) any person directly or indirectly controlling, controlled by, or under common control with the person, (B) any person directly or indirectly owning or controlling 10% or more of any class of outstanding voting securities of the person, or (C) any officer, director, general partner, or trustee of any person described in clause

(A)or (B); “control,” including the terms “controlled by” and “under common control with,” means the power to direct the affairs of a person by reason of ownership of voting securities, by contract, or otherwise.

(ii)“Drag-Along Sale” means any transaction or series of related transactions pursuant to which an Independent Purchaser will acquire, whether by merger, liquidation, consolidation, reorganization, combination, recapitalization, or a sale, exchange, or other transfer, (A) all or substantially all of the assets of the corporation determined on a consolidated basis, or (B) both a majority of the Class A Common Stock and a majority of the Class B Common Stock (or any securities issued in respect of, or in exchange or substitution for, any of those shares in connection with any stock split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization).

(iii)“Independent Purchaser” means a person who is not a holder of Class A Common Stock or an Affiliate of a holder of Class A Common Stock.

(iv)“Initial Public Offering” means any offering of the corporation’s common stock pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended.

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DocuSign Envelope ID: AC22CD8C-3990-4B98-91CC-8684241DDB63

IN WITNESS WHEREOF, the undersigned have hereunto subscribed their name this 10th day of September, 2020.

Alan Beal
Chief Executive Officer, President and Chairman of the Board of Directors

Amit Rupani
Director

Jason Bailey
Director

Robert Rupprecht
Chief Brewery Officer and Director

Jeff Jennings
Chief Operating Officer and Director

Robert O'Neill
Director

29

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